UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2009

Energy Focus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

32000 Aurora Road, Solon, Ohio		44139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-715-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On December 31, 2009, the Company acquired all of the member interests of Stones River Companies, LLC, a Tennessee limited liability company ("SRC"), from TLC Investments, LLC, a Tennessee limited liability company. The terms of the SRC acquisition have been reported in Item 2.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2010. Those terms are incorporated into this report by reference to that Report.

In order to provide performance bonding for SRC’s projects, on December 30, 2009 the Company deposited cash collateral with the Surety company for a period not to exceed two years. To reduce the size of its cash collateral based deposit and increase its liquidity, the Company has offered a small number of investors an opportunity to replace portions of this deposit with funds of their own on the following terms: 12.5% interest per year payable by the Company; reimbursement by the Company in the event that the surety company draws on their funds; securitization of investor letter of credits by the Company’s shares of capital stock of its Crescent Lighting, Ltd., subsidiary located in London, England; and a number of warrants to purchase shares of the Company’s common stock equal to one warrant for every $2.00 deposited. The warrants have a five-year term, an exercise price of $0.01 per share, and registration rights for the common shares to be issued upon exercise of the warrants. The warrants acquired by investors who are directors or officers of the Company are subject to approval by the Company’s shareholders at the next shareholder meeting. So far, John M. Davenport, the Company’s President, and The Quercus Trust, Newport Beach, California, have made investments. David Gelbaum, a director of the Company, and his spouse, are co-trustees of the Trust.

The offering and issuance of those warrants have not been registered under the Securities Act of 1933, as amended, in reliance upon the exemptions from the registration requirements of the Act in Section 4(2) of the Act and Rule 506 of Regulation D. To make the exemptions available, the Company has relied upon the fact that its offers were made without any form of general solicitation and upon the representations of each investor that the investor is an accredited investor, that the investor has full access to information about the Company, and that the investor is acquiring the securities as principal for the investor’s own account and not with a view to or for distributing or reselling the securities. Each investor has consented to the placement of a restrictive legend on the certificates representing the investor’s warrant.

Item 3.03 Material Modifications to Rights of Security Holders.

On June 19, 2003, the Company closed a private placement of shares of its common stock and warrants to purchase common shares. From that sale, there currently remain thirteen warrant holders who hold warrants for 252,737 shares. By their original terms, the warrants expired on June 17, 2008. In 2008, our Board of Directors extended that expiration date to December 31, 2009. On December 30, 2009, our Board of Directors extended that expiration date again to December 31, 2010.

In our subscription rights offering that expired on October 30, 2009, Diker Management, LLC, New York City, New York inadvertently purchased 1,000,000 shares of our common stock at $0.75 per share. The Company agreed with Diker Management to facilitate the sale of the shares to another shareholder or investor or to purchase them directly. A purchase of those shares by the Company would have severely depleted our cash-on-hand and working capital. After contacting selected shareholders and investors, we introduced Diker Management to The Quercus Trust, Newport Beach, California, our largest shareholder. David Gelbaum, one of our directors, and his spouse, are co-trustees of the Trust. The Company was informed on December 30, 2009, by Diker Management and the Trust that the Trust had agreed to purchase those shares at $0.80 per share. At that time, the closing market price of a share of our common stock was around $0.65 per share. In its Schedule 13-G filing with the Securities and Exchange Commission on January 5, 2010, Diker Management described the terms of that purchase and sale agreement.

On March 14, 2008, in a private placement to nineteen investors of 3,184,321 shares of common stock and an equal number of five-year warrants to purchase common stock, the Trust had acquired 1,560,062 warrants. To facilitate the purchase of Diker Management’s shares by the Trust, on December 30, 2009, the Company agreed with the Trust to reduce the exercise price of the warrants issued to the Trust to $0.01 per share.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the acquisition of SRC, to support performance bonding for SRC projects, the Company has offered to investors, including directors and officers of the Company, warrants in the amount of one warrant for every $2.00 invested. Thus far, one officer, John M. Davenport, our President and one of our directors, has invested. The terms of those transactions are described in Item 3.02 of this Report and incorporated in this Item by reference.

Under the leadership of the Compensation Committee of our Board of Directors, the Company has recently adopted a form of continuity agreement for our executive officers. The purpose of the agreement is to provide valuable executives with an incentive to continue employment with the Company during challenging times and without undue concern over a change of control event. On December 30, 2009, the Company entered into a Continuity Agreement with Joseph G. Kaveski, our Chief Executive Officer.

A brief description of the principal terms of that Continuity Agreement follows. Should Mr. Kaveski be involuntarily terminated (i) within three months before or two years after a change of control, or (ii) at any other time, he will be entitled to receive severance benefits for one year from the date of termination. Involuntary termination includes (i) a termination without cause, or (ii) a voluntary termination within thirty days after (a) a material reduction in job responsibility, or (b) a relocation to a facility more than fifty miles from the Company’s then current location, without consent. Cause means commission of a felony, fraud, repeated absence, breach of duty, or gross negligence or willfulness conduct. Involuntary termination does not include death or disability. Change-of-control events include: (i) the acquisition by an investor of a majority of the Company’s shares without Board of Director Approval; (ii) a merger or sale of assets, whether or not approved by the Board, but not including a merger or sale that would result in the pre-transaction outstanding shares continuing to represent at least fifty percent of the total shares of the Company or other surviving entity after the transaction; (iii) a complete liquidation; or (iv) a change in the composition of the Board where fewer than majority of the previous directors remain as current directors. Severance benefits include salary, contingent compensation, and group health coverage. The Agreement does not address a specific annual salary amount or method of determining contingent compensation. The Agreement has a term of three years.

Lastly, the Compensation Committee of our Board of Directors agreed to continue with the Executive Officer’s compensation reduction program. Under this program, Company’s five most senior executives will continue their salary reductions initiated in May, 2009 for the period of January 1, 2010 through June 30, 2010 in exchange for an additional grant of restricted shares under the Company's 2008 Stock Incentive Plan. Those executive officers and the number of restricted shares awarded to each are: Joseph G. Kaveski, Chief Executive Officer, 19,231 shares; John M. Davenport, President, 76,923 shares; Nicholas G. Berchtold, Jr., Vice President of Finance and Chief Financial Officer, 13,462 shares; Eric W. Hilliard, Vice President and Chief Operating Officer, 14,615 shares; and Roger R. Buelow, Vice President and Chief Technology Officer, 13,462 shares. Each of these officers accepted a continuation of the ten percent salary reduction initiated in May, 2009, except for Mr. Davenport who accepted a continuation of the forty percent decrease. The number of shares for each officer was based upon the dollar amount of his salary reduction divided by the closing price of a share of the Company's common stock on the Nasdaq Global Market on December 31, 2009. The Compensation Committee has authorized the extension of this program beyond June 30, 2010 at the same terms and conditions. Such extension is at the discretion of Joseph G. Kaveski, the Company’s Chief Executive Officer.

The shares are subject to forfeiture and to a restriction on transfer. Each officer will forfeit his rights in his shares if he ceases to provide service to the Company as an employee, director, or consultant prior to the closing of the first trading window after June 30, 2010, during which he does not possess material inside information about the Company, other than cessation of service as a result of (i) his death or (ii) his total and permanent disability, or (iii) within three months after a change in control of the Company. Should the officer cease to provide service to the Company as a result of any of these three items, this restriction will lapse and his shares will not be forfeited. The terms "service", "total and permanent disability", and "change in control" are defined in the Company's Plan. The term "trading window" means the first twenty calendar days after the second business day following public disclosure of the Company's quarterly or annual financial results. Before the forfeiture provision lapses by its terms, or by the officer's earlier death or total and permanent disability, or by his leaving the service of the company within three months after change in control, the officer is not allowed to transfer any interest in his shares. Any attempt to transfer the shares will be ineffective.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Focus, Inc.

January 7, 2010	By:	Joseph G. Kaveski

Name: Joseph G. Kaveski
Title: Chief Executive Officer